Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-146730) of our report dated April 3, 2008, relating to the financial statements and financial statement schedule of WuXi PharmaTech (Cayman) Inc., appearing in this Annual Report on Form 20-F of WuXi PharmaTech (Cayman) Inc. for the year ended December 31, 2007.

Shanghai, China

June 16, 2008

Audit • Tax • Consulting • Financial Advisory •